Exhibit 32.2

CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Ekso Bionics Holdings, Inc. (the “Company”), for the quarterly period ended September 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Jerome Wong, Chief Financial Officer and principal financial officer, hereby certify as of the date hereof, solely for purposes of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: November 3, 2022

/s/ Jerome Wong
Jerome Wong
Principal Financial Officer